Exhibit 99.1

WARPSPEED TAXI INC.

SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

This subscription agreement (this “Subscription Agreement” or the “Agreement”) is entered into by and between WarpSpeed Taxi Inc., a Wyoming corporation (hereinafter the “Company”) and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Prospectus (as defined below).

RECITALS

WHEREAS, the Company desires to offer shares of common stock, par value $0.0001 per share (the “Common Stock”) on a “best efforts” basis pursuant to a registration statement (the “Registration Statement”) that it filed with the U.S. Securities & Exchange Commission (the “SEC”) of up to 25,000,000 shares of Common Stock of the Company, at a purchase price of $0.02 per share (the ”Per Share Purchase Price”), for total gross proceeds of up to $500,000 (the “Maximum Offering”); and

WHEREAS, the Investor desires to acquire that number of shares of Common Stock (the “Shares”) as set forth on the signature page hereto at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; (ii) the date the Company terminates the Offering, which it may do at any time in its sole discretion; and (iii) 180 days from the date that the SEC issued a receipt for the Registration Statement (in each case, the “Termination Date”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at the Per Share Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Investor (the “Purchase Price”) is payable in the manner provided below.

(b) Investor understands that the Shares are being offered pursuant to the Registration Statement. The By subscribing to the Offering, the Investor acknowledges that Investor has received and reviewed a copy of the Registration Statement. The Company will accept tenders of funds to purchase the Shares. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Registration Statement. As a result, not all investors will receive their Shares on the same date.

(c)  This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to an Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

(d)  The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2.  Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Shares by check, credit card, bank draft, or by wire transfer to an account designated by the Company.

3.  Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing: (a) the Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Wyoming. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (b) The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable; (c) the acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of incorporation, bylaws and Wyoming general corporate law in general.

4.  Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a)  Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and to carry out the provisions thereof. All actions on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Registration Statement. Investor acknowledges the receipt of a copy and the public availability of the Company’s Registration Statement, which can be viewed on the SEC Edgar database. In the Company’s Registration Statement it makes clear the terms and conditions of the offering of Shares and the risks associated therewith are described. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c)   Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor’s investment in the Company.

(d)  Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares.

(e) Valuation; Arbitrary Determination of Per Share Purchase Price by the Company. Investor acknowledges that the Per Share Purchase Price of the Shares to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(f) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(g)  Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(h)  Fiduciary Capacity. If Investor is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

5.  Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6.  Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Registration Statement, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflicts of law thereof.

7.  Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof, if to the Company, to WarpSpeed Taxi Inc., 9436 W. Lake Mead Blvd., Ste. 5-53, Las Vegas, NV 89134-8340; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, at info@warpspeedtaxi.com. If to Investor, at Investor’s address or email address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a), (b), or (c) above.

8.  Purchase Procedure. The Investor acknowledges that, in order to subscribe for Shares, he or she must, and he or she does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire transfer, credit card or bank draft.

INVESTOR CERTIFIES THAT HE OR SHE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE REGISTRATION STATEMENT WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ______ day of _________, 202____.

Number of Shares Subscribed For:

Total Purchase Price:	$

Signature of Investor:

Name of Investor:

Address of Investor:

Electronic Mail Address:

Investor’s SS# or Tax ID#:

ACCEPTED BY: WARPSPEED TAXI INC.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: Mohammed Irfan Rafimiya Kazi, President and CEO

Date of Acceptance: _________________, 2020.

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